EXHIBIT 10.1

MASTER PURCHASE AND SUPPLY AGREEMENT

This MASTER PURCHASE AND SUPPLY AGREEMENT (“Agreement”) is made as of October 31, 2009, between and among The Hong Kong Winalite Group Limited, a Hong Kong company (“Winalite”); and Shen Zhen Xian Sheng Science and Technology Development Co., Ltd., a company organized and existing under the laws of the People’s Republic of China (“Manufacturer”). Each of the foregoing is referred to as a “Party” and together as the “Parties”. Capitalized terms not otherwise defined have the meanings assigned to them in Exhibit A to this Agreement.

RECITALS

A.	Manufacturer holds the rights to certain patented technology used in the manufacture of the products identified on Exhibit B (the “Products”).

B.
Winalite has been organized to centralize and coordinate the marketing, sale and distribution of branded products, including those previously manufactured and/or distributed by third parties using the name “Winalite;” accordingly, the ownership and rights to that name and brand are also being consolidated within Winalite.

C.
Winalite desires to purchase Products from Manufacturer, and Manufacturer desires to sell Products to Winalite for resale and distribution worldwide, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1.	Purchase Orders.

(a)
Winalite will order Products from Manufacturer on Winalite’s standard purchase order form (each, a “Purchase Order”).  Each Purchase Order will be deemed accepted by Manufacturer unless specifically rejected in writing by Manufacturer within five (5) days of the date of the Purchase Order.

	(b)	Each Purchase Order delivered to Manufacturer under this Agreement will be deemed a part of and/or incorporated into this Agreement, provided, however, that the only binding terms of such Purchase Order will be the specific terms identifying the Products ordered, the quantity, delivery schedule, delivery method, destination and FOB/CIF designation. The Parties expressly agree that all other provisions of Buyer’s Purchase Orders or Manufacturer’s order acknowledgement are void, it being the express intent of the Parties that this Agreement governs the general terms of sale.

(c) All Purchase Orders will be delivered to Manufacturer by facsimile, e-mail or international courier.

(d)
The form and content of the Purchase Orders, including any terms and conditions appearing on or attached to the Purchase Orders, will be determined in the sole discretion of Winalite; provided, however, that Manufacturer will have five (5) days from receipt of any Purchase Order to object in writing to any change to the commercial terms thereof, as compared to the immediately preceding Purchase Order accepted or deemed accepted by Manufacturer. If Manufacturer so objects, the Purchase Order will be deemed canceled. If Manufacturer does not so object, the Purchase Order will be deemed accepted.

2.	Prices.

(a)
The prices (the “Prices”) for the Products are set forth on Exhibit C, which may be amended from time to time by written agreement of the Parties. No amendment of the Prices will be effective for a period of ninety (90) days after agreement thereon by the Parties.

(b)
The Prices include all charges such as for packaging, packing, customs duties imposed before passage of title, and all taxes except sales, use and other such taxes imposed upon the sale or transfer of Products for which Winalite may be responsible under applicable law.

3.	Delivery.

(a)
Time and rate of delivery are of the essence of all purchases made under this Agreement. The minimum agreed period between Winalite’s delivery of a Purchase Order and the scheduled delivery date (“Leadtime”) will be no less than thirty (30) days unless a longer period is stated in the Purchase Order or a shorter period is agreed to in writing between the Parties.

(b)
Deliveries will state in the applicable Purchase Order. Winalite may within ten 10 days prior to the scheduled delivery date require Product to be drop-shipped to its distributors located outside of Hong Kong. Unless otherwise agreed, the shipping charges will be borne by the Manufacturer.

(c)
If Manufacturer delivers Products more than ten (10) days in advance of the scheduled delivery date, Winalite, after notice to Manufacturer, may either (i) return such Products, at the Manufacturer’s costs and expense, for subsequent delivery on the original scheduled delivery date or (ii) retain such Products and postpone payment until it would have been due if Manufacturer had delivered the Products as scheduled. If Manufacturer is more than fifteen (15) days late in meeting a scheduled delivery date (a “Late Delivery”), then Winalite may require that Manufacturer ship the Products via a premium means at Manufacturer’s expense. Manufacturer will not be responsible for delays or defects in delivery resulting from unforeseen, superseding circumstances, including delays of carriers.

(d)	The following delivery-related terms have the meaning set forth below:

(i)
For C.I.F., “Shipment Date” means the date on which the Products are delivered on board the common carrier in   (or such other port as Manufacturer may ship Products from in the future). For F.O.B., “Shipment Date” means the date on which the Products are delivered to Winalite’s common carrier in   (or such other port as Manufacturer may ship Products from in the future).

	(ii)	“Delivery” will have occurred on the Shipment Date.

	(iii)	When Products are delivered to or on board the common carrier after the originally scheduled delivery date with the delay caused by Winalite, the delivery will be deemed timely.

	(iv)	When Products are delivered otherwise but in compliance with this Agreement or any other written agreement of the Parties, the delivery will be timely.

4.	Payment and Terms.

(a)
All purchases of Product will be on open account. Payment terms will be ninety (90) days net upon invoice by Manufacturer, unless otherwise specified in the applicable Purchase Order. Any amounts owed to Winalite due to permitted rejections of Product or agreed discrepancies on paid invoices will be, at Winalite’s option, fully credited against future invoices payable to Manufacturer, or paid by Manufacturer within thirty (30) days from Manufacturer’s receipt of a debit memo or other written request for payment by Winalite.

5.	Quality, Inspection and Acceptance.

	(a)	All Products will conform to the specifications attached as Exhibit D, as they may be amended from time to time by written agreement of the Parties (the “Specifications”).

	(b)	Without limitation, the Specifications may include product marking and labeling, including country-of-origin marking, product inserts and other similar requirements for the Products.

(c)
Winalite may perform source inspection and process control audits at Manufacturer’s facilities at any time during normal business hours, but this does not relieve Manufacturer of its obligation to deliver conforming Products or waive Winalite’s right to reject non-conforming Products.

	(d)	Winalite may reject non-conforming Products at any time within ninety (90) days after Delivery.

(e)
Products will be deemed non-conforming if they fail to comply with the applicable Specifications. Winalite may within ninety (90) days after Delivery return non-conforming shipments of Product to Manufacturer for replacement, with Manufacturer bearing all costs and risk of loss including, without limitation, additional shipping expenses. Winalite will not be required to obtain Manufacturer’s advance consent for any returns of non-conforming Products. Manufacturer will replace all such Products and ship the replacement Products to Winalite (or at Winalite’s instructions) within fifteen (15) days of receipt by Manufacturer of the defective Products.

6.	Winalite Brand.

Manufacturer hereby transfers to Winalite all right, title and interest it may have in and to the word “Winalite,” including without limitation any trademark, trade name, or copyright to that word and any representation or design incorporating that word (collectively, the “Winalite Brand”). Winalite hereby grants to Manufacturer during the Term of this Agreement a royalty-free license to use the Winalite Brand only in connection with the manufacturing and sale to Winalite of the Products. Manufacturer will not use the Winalite Brand in connection with the manufacturing of any products or items for sale to any Person other than Winalite without the advance written approval of Winalite. Should Manufacturer acquire any rights in the Winalite Brand, whether by operation of law or otherwise, Manufacturer will, at the cost and expense of Winalite, immediately, upon the request of Winalite, irrevocably unconditionally and effectively, assign such rights to Winalite.  Manufacturer hereby acknowledges, declares and agrees that it has no rights, and/or interest, of whatsoever nature in Winalite Brand save for the licenses granted to it by Winalite pursuant to the provisions of this Agreement.  Manufacturer hereby, irrevocably and unconditionally, waives, in favor of Winalite, any such rights which it may acquire, whether by operation of law or otherwise. The provisions of this clause will remain in full force and effect notwithstanding the expiration or earlier termination of this Agreement.

7.	License Grant.

Manufacturer grants to Winalite a world-wide, royalty-free license during the Term of this Agreement to use any patents, copyrights, trademarks, trade names or other intellectual property which is owned or to which Manufacturer has rights, solely for the purposes of marketing, selling and distributing the Products.

8.	Exclusivity.

With the exception of the market in People’s Republic of China, manufacturer will manufacture the Products exclusively for Winalite and, unless approved in advance in writing by Winalite, will not manufacture or sell the Products, any functionally equivalent products, or any products employing or incorporating any patented or proprietary technology used in the production of the Products to any other Person.

9.	Warranties; Intellectual Property Indemnification.

(a)
Manufacturer warrants for three (3) years from the shipment date that all Products will be free from defects in material, workmanship and design which adversely affect the performance of the Products, and will comply with all applicable health and safety, and consumer protection, laws and regulations. The warranties will survive any inspection, delivery payment or termination of this Agreement.

	(b)	Manufacturer warrants that it has the right to manufacture and convey the Products to Winalite and that the Products when shipped will be free of all liens and encumbrances.

(c)
Manufacturer warrants to Winalite that it has all intellectual property and other rights necessary to manufacture and sell the Products to Winalite, and that the design, manufacture, marketing and sale of the Products does not and will not infringe the intellectual property rights of any other Person.

(d)
Manufacturer will defend, at its expense, any claims against Winalite alleging that the Products, or any part thereof, infringe any patent, copyright, trademark, trade secret, mask work or other intellectual property interests in any country and will pay all costs and damages awarded, if Manufacturer is notified promptly in writing of such claim. If an injunction against Winalite’s or Winalite’s customer’s or distributor’s use, sale, lease, license or other distribution of Products or any part thereof results from such a claim (or if Winalite reasonably believes such a claim is likely), Manufacturer will, at its expense (and in addition to Manufacturer’s other obligations hereunder) and as Winalite requests, use its best efforts to (i) obtain for Winalite and its customers and distributors the right to continue using, selling, leasing, licensing or otherwise distributing the Products, or (ii) replace or modify the Products so that they become non-infringing but functionally equivalent.

10.	Compliance with Laws.

Each Party will at all times and at its own expense (a) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement, (b) pay all fees and other charges required by such laws, rules, regulations and orders, and (c) maintain in full force and effect all licenses, permits, authorizations, registrations and qualifications from all applicable governmental departments and agencies to the extent necessary to perform its obligations hereunder.

11.	Representations and Warranties.

Each Party represents and warrants to the other, as to itself and not as to the other, as follows:

(a)
It is a company duly organized under the laws of the country identified in its address on the signature page of this Agreement and has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. When duly executed and delivered by it, this Agreement will constitute an obligation which is valid, binding on and enforceable against it.

(b) All corporate action necessary to execute, deliver and perform its obligations under this Agreement has been duly taken.

(c) It has all necessary business and other governmental licenses, permits and authorizations to permit it to perform its obligations under this Agreement.

12.	Confidential Information.

Notwithstanding any other provision of this Agreement, the Parties agree to maintain in confidence, and not to disclose to other Person, either during the Term of this Agreement or during a period of five (5) years thereafter, any and all Confidential Information furnished by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”). “Confidential Information” means and includes any information of any nature except for information (i) which at the time of disclosure is, or subsequently becomes, part of the public domain through no fault of the Receiving Party, (ii) which at the time of disclosure, is already known to the Receiving Party and the Receiving Party can prove such prior knowledge, or (iii) which is subsequently disclosed on a non-confidential basis to the Receiving Party by a third Party whose receipt and disclosure does not constitute a violation of any confidentiality obligation to the Disclosing Party. Confidential Information may include, but will not be limited to, processes, compilations of information, records, specifications, cost and pricing information, customer lists, catalogs, booklets, technical advertising and selling data, samples, and the fact of the Disclosing Party’s intent to manufacture, market, sell or distribute any new product, and except for information which is public or general industry knowledge, all information furnished by the Disclosing Party to the Receiving Party will be considered to be Confidential Information, whether or not specifically so designated. The Receiving Party will take all reasonable steps to protect the Confidential Information from unauthorized disclosure, including, but not limited to, informing its employees in writing of the confidential nature of the information and binding those employees to maintain the confidentiality of the information to the same extent as provided herein. The Receiving Party further agrees not to use any Confidential Information in any way, directly or indirectly, except as required in the course of the performance of the terms of this Agreement and approved in writing and in advance by the Disclosing Party.

13.	Term and Termination.

	(a)	The term of this Agreement (the “Term”) will commence on the date first set forth above and continue until terminated in accordance with this Section 13.

	(b)	This Agreement will terminate:

(i) upon six (6) months advance notice by either Party, by written notice delivered to the non-terminating Party specifying the effective date of such termination;

(ii)
immediately by written notice of a Party (1) upon the material breach by any other Party of that Party’s obligations hereunder and the failure of such Party to cure such breach within thirty (30) working days after written notice from the non-breaching Party; or (2) upon the filing of a voluntary or involuntary petition in bankruptcy by another Party or of which such other Party is the subject, or the insolvency of the other, or the commencement of any proceedings placing the other in receivership, or of any assignment by the other for the benefit of creditors.

	(c)	Consequences of Termination.

On the effective date of any termination of this Agreement, (i) all licenses and grants of intellectual property, including those set forth in Sections 6 and 7, will terminate immediately except as necessary to permit the sale of remaining inventory of Product as contemplated by this Section13(c); (ii) at the option of the Disclosing Party, the Receiving Party will return or destroy all Intellectual Property of the Disclosing Party having tangible form in its possession, custody, or control; (iii) Winalite and any of its customers and/or distributors may continue to market, sell and distribute such Products as may already have been Delivered; (iv) all amounts due or payable from either Party to the other will continue to be due and payable despite such termination. Expiry or termination of this Agreement in accordance with its terms will not give either party the right to claim any damages or compensation, indemnity or reimbursement whatsoever from the other by reason of such expiry or termination (including, but not limited to, any claims in respect of present or prospective loss of profits or distribution rights, or any similar loss or for expenditures, investments, commitments or otherwise), but  such expiry or termination will be without prejudice to any rights or remedies available to, or any obligations or liabilities accrued to, either party at the effective date of termination.

(d)
Survival.   In the event of termination of this Agreement for any reason whatsoever, Section 9 (Warranties), Section 12 (Confidential Information), and Section 13(c) (Consequences of Termination) hereof will survive for as long as necessary to effectuate their purposes and will bind the Parties and their representatives, successors and assigns.

14.	Dispute Resolution.

	(a)	Friendly Negotiations. The parties will attempt in the first instance to resolve all disputes arising out of or relating to this Agreement (“Disputes”) through friendly consultations.

(b)
Commencement of Arbitration.   If no mutually acceptable settlement of the Dispute is made within sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the Dispute for arbitration.

(c)
Arbitration.   If a Dispute is not resolved by consultations within sixty (60) days after one Party has served written notice on the other Party for the commencement of such consultations, then such Dispute will be finally settled and determined by arbitration in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such Rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by Winalite, one chosen by Manufacturer, and the third by agreement of the Parties; failing agreement within thirty (30) days of commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each Party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other Party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a Dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

15.	Miscellaneous.

(a)
No Partnership.  This Agreement does not establish either Party as an agent, partner, joint venturer, employee, servant, or legal representative of the other for any purpose whatsoever, and neither has the right to bind the other in any way.

(b)
Further Assurances.   Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

(c)
Fees and Expenses.   Each Party will bear its own fees and expenses incurred in connection with the negotiation, execution and performance of its obligations under this Agreement and any other agreements relating hereto.

(d)
Payment of Applicable Taxes.  Manufacturer will bear the cost of, and will pay, all local taxes, stamp taxes, government charges, registration fees, or any other sums required to be paid in connection with this Agreement, the purchase and sale of Products, its performance under this Agreement, or any right to use any Intellectual Property granted hereunder.

(e)
Notices.   Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, registered mail, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to Winalite:	The Hong Kong Winalite Group Ltd. Rm1204-1206, Wai Fung Plaza, 664 Nathan Road, Mongkok, KL, Hong Kong Fax: +85 20 23883936
With Copies to:	Jun He Law Offices, Shanghai Office Shanghai Kerry Center, 32nd Floor, 1515 Nanjing Road West, Shanghai 200040, P.R. China Attn: Mr. Chunyang Shao
If to Manufacturer:	深圳先声科技发展有限公司 深圳市福田区深南大道4009号投资大厦2楼02-A区 抄送：陈怀德 Fax：+0086-0755 82912511
With Copies to:	Jun He Law Offices, Shanghai Office Shanghai Kerry Center, 32nd Floor, 1515 Nanjing Road West, Shanghai 200040, P.R. China Attn: Mr. Chunyang Shao

(f)
Publicity.   No press release, publicity, disclosure or notice to any Person concerning any of the transactions contemplated by this Agreement will be issued, given, made or otherwise disseminated by Manufacturer at any time without the prior written approval of Winalite.

(g)
Headings, Gender and Usage.   The headings contained in this Agreement are for convenience of reference only, and will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement. For purposes of this Agreement: (i) the words “include” and “including” will be taken to include the words, “without limitation;” and (ii) whenever the context requires, the singular number will include the plural, and vice versa; and each of the masculine, feminine and neuter genders will refer to the others.

(h)
Governing Law and Language.   This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of Hong Kong, S.A.R. (without giving effect to principles relating to conflict of laws).  This Agreement is written in English and the English language will govern any interpretation of this Agreement.

(i)
Successors and Assigns; Parties in Interest.   Except as otherwise expressly provided herein, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties.

(j)
Assignments, Successors, and No Third-Party Rights.   Manufacturer may not assign any of its rights or delegate any of its obligations under this Agreement without the written consent of Winalite. Without the prior written consent of Manufacturer, Winalite may only assign its rights or delegate its obligations under this Agreement to an affiliate controlled by, or under common control with, Winalite. No Person not a Party to this Agreement or a permitted assignee has any rights under this Agreement.

(k)	Amendments. This Agreement may not be amended, modified, altered or supplemented other than in a writing duly executed and delivered on behalf of all Parties.

(l)
Interpretation.  Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

(m)
Severability.   In case any provision of the Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(n)	Waiver. No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

(o)
Entire Agreement.   The Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among or between any of the Parties relating to the subject matter hereof.

(p)
Counterparts. This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to all other Parties at least one such counterpart, each of the counterparts will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Master Purchase and Supply Agreement as of the date first above written.

“Winalite” The Hong Kong Winalite Group, Ltd. By: /s/ Jingjun Hu Print name and title: Hu Jing Jun Chairman Address: Rm1204-06, Wai Fung Plaza, 664 Nathan Road Mongkok, KL, Hong Kong	“Manufacturer” Shen Zhen Xian Sheng Science and Technology Development Co., Ltd. By: /s/ 陈怀德 Print name and title: 陈怀德 法人 Address: 深圳市福田区深南大道4009号 投资大厦2楼02-A区

EXHIBIT A

Definitions

As used in this Master Purchase and Supply Agreement, the following capitalized terms have the meanings assigned to them in this Exhibit A:

“Confidential Information”	is defined in Section 12.

“Delivery”	is defined in Section 3(d)(ii).

“Disclosing Party”	is defined in Section 12.

“Disputes”	is defined in Section 14(a).

“HKIAC”	is defined in Section 14(c).

“Late Delivery”	is defined in Section 3(b).

“Leadtime”	is defined in Section 3(a).

“Manufacturer”	is defined in the first paragraph of this Agreement.

“Party” and “Parties”	are defined in the first paragraph of this Agreement.

“Person”	means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prices”	is defined in Section 2(a).

“Products”	is defined in Recital A.

“Purchase Order”	is defined in Section 1(a).

“Receiving Party”	is defined in Section 12.

“Shipment Date”	is defined in Section 3(d)(i).

“Specifications”	is defined in Section 5(a).

“Term”	is defined in Section 13.

“Winalite Brand Winalite”	is defined in Section 6.

“Winalite”	is defined in the first paragraph of this Agreement.

EXHIBIT B (附件 B) - Product （产品）

序号	英文名称	单位	中文名称	单位
1	LOVE MOON Anion Sanitary Napkin	set	月月愛負離子衛生巾套裝	套
2	LOVE MOON Anion Full Pantiliner	set	月月愛負離子全護墊套裝	套
3	Demo Kit	pcs	縯示箱	個
4	Show Cup(Soft)	pcs	縯示杯（軟質）	個
5	Show Paper	pcs	縯示紙	張
6	Injector	pcs	註射器	支
7	Winalite Logo	pcs	月朗徽章	個
8	Distributor Hand-book	pcs	經銷商手冊	本
9	Products Manual	pcs	産品畫冊	本
10	Winalite International OPP Handbook	pcs	月朗國際OPP手冊	本
11	Winalite International Opening Special	pcs	月朗國際開業特刊	本
12	Products Leaflet	pcs	産品單張	張
13	System Explanation Foldout	pcs	制度講解折頁	張
14	Customer Service Handbook	pcs	客戶服務手冊	本
15	Success Unlimited Basic Training Manual	pcs	長成繫統基礎培訓手冊	本
16	Success Unlimited Success Handbook	pcs	長成繫統成功手冊	本
17	Success Unlimited Handbook of Sincere Words	pcs	長成心語	本
18	Success Unlimited Course Lecture	pcs	長成繫統課程講稿	本
19	Success Unlimited Agenda Manual	pcs	長成繫統會務手冊	本
20	Success Unlimited System Logo	pcs	長成繫統徽標	個
21	Knowledge Economy(Jan.2008)	pcs	《中國直銷》2008年1月	本
22	XinhuaBusiness (Jan 2008)	pcs	2008年1月《新華商》	本
23	Global Business Magazine	pcs	《商天下》	本
24	Spotlights of Winalite	pcs	《聚焦月朗》	本
25	Company Sales Kit(Pink)+System Sales Kit(Blue)	set	公司資料套裝+繫統資料套裝	套
26	Tie	pcs	領帶	條
27	Love Moon Pen	pcs	廣告筆	支
28	Luggage Case(Big)	pcs	拉桿箱（大）	個
29	Hangbag	pcs	手提袋	個
30	Name Cardcase	pcs	名片夾	個
31	Winalite T-Shirt	pcs	T裇	件
32	DVD Set(3 Piece)	pcs	光盤套裝（3隻）	件
33	Charity Handbook and CD	set	慈善手冊+慈善光盤	套
34	Eight Course VCD and CD	set	八大課程VCD+CD	套
35	Hainan Global Leaders United Camp VCD	set	海南領袖團結營VCD	套
36	Traveling Plan VCD	set	旅遊計劃VCD	套
37	Blue Diamond Camp DVD(2 DVD)	set	藍鑽種子營DVD（雙碟裝）	套
38	System Manual	pcs	系統畫冊	本
41	Baby Diaper	set	纸尿裤	套
42	Sample Pack	set	试用装袋（100个/盒）	盒
43	Winmask (50pcs * 1 Box)	Box	负离子口罩	盒
44	Health Card	pcs	健康卡	件
45	2010 Winalite Calendar	pcs	2010年台历	本
46	Charity Film - "Boundless love"	set	《大爱无边》慈善片	套
47	Winalite Quarterly	set	月朗季刊	套
48	Winalite Promotional Film	set	月朗企业宣传片	套
49	Pocket Book - "A princely man cherishes virtue"	set	《君子怀德》口袋书	套

EXHIBIT C (附件 C) - Price (價格)

貨幣:美元 / Currency: USD
序号	英文名称	单位	中文名称	单位	单价
1	LOVE MOON Anion Sanitary Napkin	set	月月愛負離子衛生巾套裝	套	8.57
2	LOVE MOON Anion Full Pantiliner	set	月月愛負離子全護墊套裝	套	8.57
3	Demo Kit	pcs	縯示箱	個	5.00
4	Show Cup(Soft)	pcs	縯示杯（軟質）	個	0.05
5	Show Paper	pcs	縯示紙	張	0.08
6	Injector	pcs	註射器	支	0.30
7	Winalite Logo	pcs	月朗徽章	個	0.05
8	Distributor Hand-book	pcs	經銷商手冊	本	0.80
9	Products Manual	pcs	産品畫冊	本	0.30
10	Winalite International OPP Handbook	pcs	月朗國際OPP手冊	本	1.00
11	Winalite International Opening Special	pcs	月朗國際開業特刊	本	1.00
12	Products Leaflet	pcs	産品單張	張	0.03
13	System Explanation Foldout	pcs	制度講解折頁	張	0.05
14	Customer Service Handbook	pcs	客戶服務手冊	本	0.40
15	Success Unlimited Basic Training Manual	pcs	長成繫統基礎培訓手冊	本	0.50
16	Success Unlimited Success Handbook	pcs	長成繫統成功手冊	本	0.80
17	Success Unlimited Handbook of Sincere Words	pcs	長成心語	本	0.80
18	Success Unlimited Course Lecture	pcs	長成繫統課程講稿	本	0.80
19	Success Unlimited Agenda Manual	pcs	長成繫統會務手冊	本	1.00
20	Success Unlimited System Logo	pcs	長成繫統徽標	個	0.50
21	Knowledge Economy(Jan.2008)	pcs	《中國直銷》2008年1月	本	1.50
22	XinhuaBusiness (Jan 2008)	pcs	2008年1月《新華商》	本	1.50
23	Global Business Magazine	pcs	《商天下》	本	1.50
24	Spotlights of Winalite	pcs	《聚焦月朗》	本	1.50
25	Company Sales Kit(Pink)+System Sales Kit(Blue)	set	公司資料套裝+繫統資料套裝	套	16.00
26	Tie	pcs	領帶	條	8.00
27	Love Moon Pen	pcs	廣告筆	支	0.30
28	Luggage Case(Big)	pcs	拉桿箱（大）	個	40.80
29	Hangbag	pcs	手提袋	個	31.60
30	Name Cardcase	pcs	名片夾	個	4.50
31	Winalite T-Shirt	pcs	T裇	件	8.00
32	DVD Set(3 Piece)	pcs	光盤套裝（3隻）	件	1.20
33	Charity Handbook and CD	set	慈善手冊+慈善光盤	套	1.50
34	Eight Course VCD and CD	set	八大課程VCD+CD	套	8.00
35	Hainan Global Leaders United Camp VCD	set	海南領袖團結營VCD	套	0.50
36	Traveling Plan VCD	set	旅遊計劃VCD	套	0.80
37	Blue Diamond Camp DVD(2 DVD)	set	藍鑽種子營DVD（雙碟裝）	套	1.50
38	System Manual	pcs	系統畫冊	本	1.00
41	Baby Diaper	set	纸尿裤	套	16.32
42	Sample Pack	set	试用装袋（100个/盒）	盒	4.00
43	Winmask (50pcs * 1 Box)	Box	负离子口罩	盒	10.00
44	Health Card	pcs	健康卡	件	15.00
45	2010 Winalite Calendar	pcs	2010年台历	本	2.50
46	Charity Film - "Boundless love"	set	《大爱无边》慈善片	套	1.60
47	Winalite Quarterly	set	月朗季刊	套	2.50
48	Winalite Promotional Film	set	月朗企业宣传片	套	1.60
49	Pocket Book - "A princely man cherishes virtue"	set	《君子怀德》口袋书	套	1.60

EXHIBIT D (附件 D) - Specifications （规格）

序号	英文名称	Specifications	中文名称	规格
1	LOVE MOON Anion Sanitary Napkin	10box/set	月月愛負離子衛生巾套裝	套
2	LOVE MOON Anion Full Pantiliner	16box/set	月月愛負離子全護墊套裝	套
3	Demo Kit	pcs	縯示箱	個
4	Show Cup(Soft)	pcs	縯示杯（軟質）	個
5	Show Paper	pcs	縯示紙	張
6	Injector	pcs	註射器	支
7	Winalite Logo	pcs	月朗徽章	個
8	Distributor Hand-book	pcs	經銷商手冊	本
9	Products Manual	pcs	産品畫冊	本
10	Winalite International OPP Handbook	pcs	月朗國際OPP手冊	本
11	Winalite International Opening Special	pcs	月朗國際開業特刊	本
12	Products Leaflet	pcs	産品單張	張
13	System Explanation Foldout	pcs	制度講解折頁	張
14	Customer Service Handbook	pcs	客戶服務手冊	本
15	Success Unlimited Basic Training Manual	pcs	長成繫統基礎培訓手冊	本
16	Success Unlimited Success Handbook	pcs	長成繫統成功手冊	本
17	Success Unlimited Handbook of Sincere Words	pcs	長成心語	本
18	Success Unlimited Course Lecture	pcs	長成繫統課程講稿	本
19	Success Unlimited Agenda Manual	pcs	長成繫統會務手冊	本
20	Success Unlimited System Logo	pcs	長成繫統徽標	個
21	Knowledge Economy(Jan.2008)	pcs	《中國直銷》2008年1月	本
22	XinhuaBusiness (Jan 2008)	pcs	2008年1月《新華商》	本
23	Global Business Magazine	pcs	《商天下》	本
24	Spotlights of Winalite	pcs	《聚焦月朗》	本
25	Company Sales Kit(Pink)+System Sales Kit(Blue)	set	公司資料套裝+繫統資料套裝	套
26	Tie	pcs	領帶	條
27	Love Moon Pen	pcs	廣告筆	支
28	Luggage Case(Big)	pcs	拉桿箱（大）	個
29	Hangbag	pcs	手提袋	個
30	Name Cardcase	pcs	名片夾	個
31	Winalite T-Shirt	pcs	T裇	件
32	DVD Set(3 Piece)	pcs	光盤套裝（3隻）	件
33	Charity Handbook and CD	60pcs/set	慈善手冊+慈善光盤	套
34	Eight Course VCD and CD	40pcs/set	八大課程VCD+CD	套
35	Hainan Global Leaders United Camp VCD	700pcs/set	海南領袖團結營VCD	套
36	Traveling Plan VCD	250pcs/set	旅遊計劃VCD	套
37	Blue Diamond Camp DVD(2 DVD)	2 DVD/set	藍鑽種子營DVD（雙碟裝）	套
38	System Manual	pcs	系統畫冊	本
41	Baby Diaper Small size	102pcs/set	纸尿裤 小码	套
41	Baby Diaper Medium size	90pcs/set	纸尿裤 中码	套
41	Baby Diaper Large size	72pcs/set	纸尿裤 大码	套
41	Baby Diaper Extra large size	60pcs/set	纸尿裤 加大码	套
42	Sample Pack	100pcs/set	试用装袋（100个/盒）	100个/盒
43	Winmask (50pcs * 1 Box)	50pcs/Box	负离子口罩	50个/盒
44	Health Card	2pcs/set	健康卡	2件/盒
45	2010 Winalite Calendar	pcs	2010年台历	本
46	Charity Film - "Boundless love"	set	《大爱无边》慈善片	套
47	Winalite Quarterly	set	月朗季刊	套
48	Winalite Promotional Film	set	月朗企业宣传片	套
49	Pocket Book - "A princely man cherishes virtue"	set	《君子怀德》口袋书	套